Independent Auditors' Consent

     We consent to the incorporation by reference in Registration Statement
Nos. 333-28933, 333-63147, 333-04685, 333-86581 and 333-81925 of Itron, Inc. and
subsidiaries on form S-8 of our report dated March 28, 2000, appearing in this Annual Report on Form 10-K of Itron, Inc. and subsidiaries for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

    Deloitte & Touche LLP
    Seattle, Washington
    March 28, 2000